As filed with the Securities and Exchange Commission on December 5, 2025

Registration No. 333-290672

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	86-0708398
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(407) 382-4003

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Albert Miranda

Chief Financial Officer

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(407) 382-4003

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey E. Decker, Esq.

Suzanne Hanselman, Esq.

Baker & Hostetler LLP

200 South Orange Avenue

Orlando, Florida 32801

(407) 649-4000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

LightPath Technologies, Inc. is filing this Pre-Effective Amendment No. 1 (“Amendment No. 1”) to its Registration Statement on Form S-3 (Registration No. 333-290672) filed with the Securities and Exchange Commission on October 1, 2025, to update the disclosures in the sections titled “Experts” and “Incorporation of Certain Documents by Reference”, and to file auditor consents as Exhibits 23.1, 23.2 and 23.3, respectively.

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EXPERTS

The consolidated financial statements of LightPath Technologies, Inc. as of and for the year ended June 30, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of LightPath Technologies, Inc. as of June 30, 2024, and for the year then ended before the effects to retrospectively apply the change in accounting due to the adoption of Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, as discussed in Notes 2 and 17 (the “adjustments”) (not separately included or incorporated by reference in the Prospectus), have been audited by MSL, P.A., formerly an independent registered public accounting firm. The adjustments to those consolidated financial statements have been audited by BDO USA, P.C., an independent registered public accounting firm. The consolidated financial statements as of June 30, 2024, and for the year then ended incorporated by reference in this Prospectus and in the Registration Statement, have been so incorporated in reliance on (i) the report of MSL, P.A. solely with respect to those consolidated financial statements before the effects of the adjustments, and (ii) the report of BDO USA, P.C. solely with respect to the adjustments to those consolidated financial statements, given on the authority of said firms as experts in auditing and accounting.

The financial statements of G5 Infrared, LLC. as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 have been audited by Elliott Davis, PLLC, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference in this Prospectus and Registration Statement by reference to the Company’s Current Report on Form 8-K/A filed on May 2, 2025 in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus. In addition to the documents listed below, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document that is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus supplement concerning the contents of any contract, agreement, or other document is only a summary of the actual contract, agreement, or other document. If we have filed or incorporated by reference any contract, agreement, or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

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We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto, which has been furnished to, but not filed with, the SEC:

•	Our Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on September 26, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 12, 2025;

•

Our Current Report on Form 8-K or Form 8-K/A, as applicable (other than information furnished rather than filed pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit), filed with the SEC on May 2, 2025, September 15, 2025, October 14, 2025 and November 21, 2025; and

•

The description of our Class A Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed on September 26, 2025, including any amendment or report filed for the purpose of updating the description.

You may request a copy of these filings, at no cost, by written request to the following address:

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

Attention: Investor Relations

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Item 16. Exhibits.

Exhibit Number	Exhibit Description

3.1.1

Certificate of Incorporation of LightPath Technologies, Inc., filed June 15, 1992 with the Secretary of State of Delaware, which was filed as Exhibit 3.1.1 to our Annual Report on Form 10-K (File No. 000-27548) filed with the Securities and Exchange Commission on September 10, 2020, and is incorporated herein by reference thereto.

3.1.2

Certificate of Amendment to Certificate of Incorporation of LightPath Technologies, Inc., filed October 2, 1995 with the Secretary of State of Delaware, which was filed as Exhibit 3.1.2 to our Annual Report on Form 10-K (File No. 000-27548) filed with the Securities and Exchange Commission on September 10, 2020, and is incorporated herein by reference thereto.

3.1.3

Certificate of Designations of Class A common stock and Class E-1 common stock, Class E-2 common stock, and Class E-3 common stock of LightPath Technologies, Inc., filed November 9, 1995 with the Secretary of State of Delaware, which was filed as Exhibit 3.1.3 to our Annual Report on Form 10-K (File No. 000-27548) filed with the Securities and Exchange Commission on September 10, 2020, and is incorporated herein by reference thereto.

3.1.4

Certificate of Designation of Series A Preferred Stock of LightPath Technologies, Inc., filed July 9, 1997 with the Secretary of State of Delaware, which was filed as Exhibit 3.4 to our Annual Report on Form 10-KSB (File No. 000-27548) filed with the Securities and Exchange Commission on September 11, 1997, and is incorporated herein by reference thereto.

3.1.5

Certificate of Designation of Series B Stock of LightPath Technologies, Inc., filed October 2, 1997 with the Secretary of State of Delaware, which was filed as Exhibit 3.2 to our Quarterly Report on Form 10-QSB (File No. 000-27548) filed with the Securities and Exchange Commission on November 14, 1997, and is incorporated herein by reference thereto.

3.1.6

Certificate of Amendment of Certificate of Incorporation of LightPath Technologies, Inc., filed November 12, 1997 with the Secretary of State of Delaware, which was filed as Exhibit 3.1 to our Quarterly Report on Form 10-QSB (File No. 000-27548) filed with the Securities and Exchange Commission on November 14, 1997, and is incorporated herein by reference thereto.

3.1.7

Certificate of Designation of Series C Preferred Stock of LightPath Technologies, Inc., filed February 6, 1998 with the Secretary of State of Delaware, which was filed as Exhibit 3.2 to our Registration Statement on Form S-3 (File No. 333-47905) filed with the Securities and Exchange Commission on March 13, 1998, and is incorporated herein by reference thereto.

3.1.8

Certificate of Designation, Preferences and Rights of Series D Participating Preferred Stock of LightPath Technologies, Inc. filed April 29, 1998 with the Secretary of State of Delaware, which was filed as Exhibit 1 to our Registration Statement on Form 8-A (File No. 000-27548) filed with the Securities and Exchange Commission on April 28, 1998, and is incorporated herein by reference thereto.

3.1.9

Certificate of Designation of Series F Preferred Stock of LightPath Technologies, Inc., filed November 2, 1999 with the Secretary of State of Delaware, which was filed as Exhibit 3.2 to our Registration Statement on Form S-3 (File No: 333-94303) filed with the Securities and Exchange Commission on January 10, 2000, and is incorporated herein by reference thereto.

3.1.10

Certificate of Amendment of Certificate of Incorporation of LightPath Technologies, Inc., filed February 28, 2003 with the Secretary of State of Delaware, which was filed as Appendix A to our Proxy Statement (File No. 000-27548) filed with the Securities and Exchange Commission on January 24, 2003, and is incorporated herein by reference thereto.

3.1.11

Certificate of Amendment of Certificate of Incorporation of LightPath Technologies, Inc., filed March 1, 2016 with the Secretary of State of Delaware, which was filed as Exhibit 3.1.11 to our Quarterly Report on Form 10-Q (File No: 000-27548) filed with the Securities and Exchange Commission on November 14, 2016, and is incorporated herein by reference thereto.

3.1.12

Certificate of Amendment of Certificate of Incorporation of LightPath Technologies, Inc., filed October 30, 2017 with the Secretary of State of Delaware, which was filed as Exhibit 3.1 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on October 31, 2017, and is incorporated herein by reference thereto.

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3.1.13

Certificate of Amendment of Certificate of Designations of Class A Common Stock and Class E-1 Common Stock, Class E-2 Common Stock, and Class E-3 Common Stock of LightPath Technologies, Inc., filed October 30, 2017 with the Secretary of State of Delaware, which was filed as Exhibit 3.2 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on October 31, 2017, and is incorporated herein by reference thereto.

3.1.14

Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series D Participating Preferred Stock of LightPath Technologies, Inc., filed January 30, 2018 with the Secretary of State of Delaware, which was filed as Exhibit 3.1 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on February 1, 2018, and is incorporated herein by references thereto.

3.1.15

Certificate of Amendment of Certificate of Incorporation of LightPath Technologies, Inc., filed January 31, 2024 with the Secretary of State of Delaware, which was filed as Exhibit 3.1 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on February 6, 2024, and is incorporated herein by reference thereto.

3.1.16

Certificate of Designations, Preferences and Rights of Series G Convertible Preferred Stock of LightPath Technologies, Inc., filed February 14, 2025 with the Secretary of State of Delaware, which was filed as Exhibit 3.1 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on February 21, 2025, and is incorporated herein by reference thereto.

3.2.1

Second Amended and Restated Bylaws of LightPath Technologies, Inc., which was filed as Exhibit 3.1 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on February 3, 2021, and is incorporated herein by reference thereto.

4.1#

Securities Purchase Agreement, dated September 15, 2025, by and between LightPath Technologies, Inc., Unusual Machines, Inc. and Ondas Holdings Inc., which was filed as Exhibit 10.1 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on September 15, 2025, and is incorporated herein by reference thereto.

4.2

Form of Registration Rights Agreement, which was filed as Exhibit 10.2 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on September 15, 2025, and is incorporated herein by reference thereto.

5.1**	Opinion of Baker & Hostetler LLP

23.1*	Consent of MSL, P.A., independent public accounting firm

23.2*	Consent of BDO USA, P.C., independent registered public accounting firm

23.3*	Consent of Elliott Davis, PLLC, independent public accounting firm

23.4**	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page of this registration statement)

107**	Filing Fee Table

*	Filed herewith.
**	Previously filed.
#

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) and/or 601(b)(10)(iv) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on December 5, 2025.

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ Shmuel Rubin
Shmuel Rubin
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shmuel Rubin	President, Chief Executive Officer and Director	December 5, 2025
Shmuel Rubin	(Principal Executive Officer)

/s/ Albert Miranda	Chief Financial Officer	December 5, 2025
Albert Miranda	(Principal Financial and Accounting Officer)

*	Director, Chair of the Board	December 5, 2025
M. Scott Faris

*	Director	December 5, 2025
Kim Crider

*	Director	December 5, 2025
S. Eric Creviston

*	Director	December 5, 2025
Thomas Ellis

*	Director	December 5, 2025
Joseph Menaker

*	Director	December 5, 2025
Darcie Peck

Shmuel Rubin, by signing his name below, signs this document on behalf of each of the above named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission in the Registrant’s Registration Statement on December 5, 2025.

/s/ Shmuel Rubin	President, Chief Executive Officer and Director
Shmuel Rubin

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